EXHIBIT 99-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Board of Directors

Hector Communications Corporation

We have audited the accompanying consolidated balance sheets of Hector Communications Corporation and subsidiaries as of December 31, 2005 and 2004, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for each of the three years in the period ended December 31, 2005. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We did not audit the financial statements of Midwest Wireless Holdings L.L.C., a limited liability company, the investment in which, as discussed in Note 5 to the consolidated financial statements, is accounted for by the equity method of accounting. The investment in Midwest Wireless Holdings L.L.C. was $18,067,471 and $15,380,543 as of December 31, 2005 and 2004 and the equity earnings in its net income was $4,681,888, $2,765,887 and $2,148,444 for the years ended December 31, 2005, 2004 and 2003. The financial statements of Midwest Wireless Holdings L.L.C. were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Midwest Wireless Holdings L.L.C., is based solely on the report of the other auditors.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, based on our audits and the report of other auditors, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Hector Communications Corporation and subsidiaries as of December 31, 2005 and 2004, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2005 in conformity with accounting principles generally accepted in the United States of America.

/s/Olsen Thielen & Co., Ltd.

St. Paul, Minnesota

February 17, 2006

HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

ASSETS
	December 31
	2005	2004
CURRENT ASSETS:
Cash and cash equivalents	$25,245,358	$19,980,506
Construction fund (Note 9)	756,260	3,944,684
Accounts receivable (net of allowance for doubtful accounts of $26,000 and $37,000, respectively)	2,678,690	3,017,569
Materials, supplies and inventories (Note 1)	795,181	820,081
Other current assets	247,182	250,276
TOTAL CURRENT ASSETS	29,722,671	28,013,116

PROPERTY, PLANT AND EQUIPMENT, net (Notes 1 and 3)	37,381,570	40,040,493

INVESTMENTS AND OTHER ASSETS:
Excess of cost over net assets acquired (Note 4)	30,921,094	30,921,094
Investment in Midwest Wireless Holdings LLC (Note 5)	18,067,471	15,380,543
Investments in other unconsolidated affiliates (Note 6)	3,307,593	3,304,726
Other investments (Notes 1, 7 and 16)	8,037,986	6,880,549
Other assets (Notes 1 and 4)	315,906	382,322
TOTAL OTHER ASSETS	60,650,050	56,869,234

TOTAL ASSETS	$127,754,291	$124,922,843

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Notes payable and current portion of long-term debt (Note 9)	$6,527,400	$6,352,000
Accounts payable (Note 12)	1,287,547	2,072,722
Accrued expenses	1,873,656	1,936,188
Income taxes payable	1,052,944	51,701
TOTAL CURRENT LIABILITES	10,741,547	10,412,611

LONG-TERM DEBT, less current portion (Note 9)	49,456,138	54,084,480

DEFERRED INVESTMENT TAX CREDITS (Note 8)	2,638	3,340

DEFERRED INCOME TAXES (Note 8)	5,306,152	5,460,554

DEFERRED COMPENSATION (Note 11)	802,116	749,128

COMMITMENTS AND CONTINGENCIES (Notes 9 and 15)

STOCKHOLDERS’ EQUITY: (Notes 1, 9 and 10)
Preferred stock, par value $1.00 per share; 3,000,000 shares authorized:
Convertible Series A, 0 and 157,800 shares issued and outstanding		157,800
Common stock, par value $.01 per share; 10,000,000 shares authorized; 3,982,789 and 3,723,390 shares issued and outstanding	39,828	37,234
Additional paid-in capital	17,138,826	15,621,048
Retained earnings	43,794,447	38,359,117
Accumulated other comprehensive income (Note 7)	472,599	37,531
TOTAL STOCKHOLDERS’ EQUITY	61,445,700	54,212,730

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$127,754,291	$124,922,843

See notes to consolidated financial statements.

HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31
	2005	2004	2003
REVENUES FROM CONTINUING OPERATIONS:
Local network	$6,088,047	$6,201,326	$6,117,238
Network access	15,875,103	15,323,096	16,075,254
Video services	3,171,117	3,324,588	3,579,773
Internet services	3,832,037	3,150,089	2,647,156
Other nonregulated services	3,407,171	3,570,671	3,903,007
TOTAL REVENUES	32,373,475	31,569,770	32,322,428
COSTS AND EXPENSES:
Plant operations, excluding depreciation	4,567,951	4,339,102	4,516,711
Depreciation and amortization	7,688,691	7,990,216	7,851,511
Customer operations	1,778,507	1,617,767	1,552,109
General and administrative	4,144,194	3,869,811	4,531,736
Other operating expenses:
Video service expenses	3,228,645	3,059,031	3,026,613
Internet expenses	967,315	959,834	910,900
Other	2,008,459	2,751,829	1,976,202
TOTAL COSTS AND EXPENSES	24,383,762	24,587,590	24,365,782
OPERATING INCOME FROM CONTINUING OPERATIONS	7,989,713	6,982,180	7,956,646
OTHER INCOME (EXPENSES):
Interest expense	(2,957,370)	(2,867,135)	(3,401,479)
Income (loss) from investments in unconsolidated affiliates:
Midwest Wireless Holdings, LLC (Note 5)	4,681,888	2,765,887	2,148,444
Other unconsolidated affiliates (Note 6)	199,462	482,847	96,299
Interest and dividend income	1,018,641	445,333	391,897
Gain on sale of cable television systems and other business (Note 14)		85,271	1,080,723
OTHER INCOME (EXPENSES), net	2,942,621	912,203	315,884
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND MINORITY INTEREST	10,932,334	7,894,383	8,272,530
Income tax expense (Note 8)	4,365,000	3,250,000	3,316,000
INCOME FROM CONTINUING OPERATIONS BEFORE MINORITY INTEREST	6,567,334	4,644,383	4,956,530
Minority interest in continuing operations of Alliance Telecommunications Corporation			(659,624)
INCOME FROM CONTINUING OPERATIONS	6,567,334	4,644,383	4,296,906
INCOME FROM DISCONTINUED OPERATIONS (Note 2)			881,854

NET INCOME	$6,567,334	$4,644,383	$5,178,760
BASIC NET INCOME PER COMMON SHARE (Note 1):
Continuing operations	$1.72	$1.28	$1.23
Discontinued operations			.25
	$1.72	$1.28	$1.48
DILUTED NET INCOME PER COMMON SHARE (Note 1):
Continuing operations	$1.61	$1.17	$1.14
Discontinued operations			.23
	$1.61	$1.17	$1.37
DIVIDENDS PER SHARE	$.28	$.05	$—
AVERAGE SHARES OUTSTANDING (Notes 1 and 10):
Common shares only	3,821,000	3,635,000	3,487,000
Common and potential common shares	4,084,000	3,970,000	3,765,000

See notes to consolidated financial statements.

HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended December 31
	2005	2004	2003

Net income	$6,567,334	$4,644,383	$5,178,760

Other comprehensive income (loss):
Unrealized holding gains (losses) on marketable securities	725,115	(22,824)	97,612
Income tax (expense) benefit related to unrealized holding gains and losses on marketable securities	(290,047)	9,130	(39,053)
Minority interest in other comprehensive loss of Alliance Telecommunications Corporation			3,783
Other comprehensive income (loss)	435,068	(13,694)	62,342

Comprehensive income	$7,002,402	$4,630,689	$5,241,102

See notes to consolidated financial statements

HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

	Preferred Stock		Common Stock		Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
	Shares	Amount	Shares	Amount
BALANCE AT DECEMBER 31, 2002	220,100	$220,100	3,455,067	$34,551	$13,262,969	$28,742,832	$(11,117)	$42,249,335
Net income						5,178,760		5,178,760
Issuance of common stock under Employee Stock Purchase Plan			15,685	157	131,166			131,323
Issuance of common stock to Employee Stock Ownership Plan			11,000	110	139,040			139,150
Issuance of common stock under Employee Stock Option Plan			34,836	348	299,572			299,920
Purchase and retirement of common stock			(1,106)	(11)	(4,333)	(12,818)		(17,162)
Change in unrealized gains on marketable securities, net of deferred taxes							62,342	62,342
BALANCE AT DECEMBER 31, 2003	220,100	220,100	3,515,482	35,155	13,828,414	33,908,774	51,225	48,043,668
Net income						4,644,383		4,644,383
Dividends						(194,040)		(194,040)
Conversion of preferred stock to common stock	(62,300)	(62,300)	62,300	623	61,677			0
Issuance of common stock under Employee Stock Purchase Plan			10,951	109	133,575			133,684
Issuance of common stock to Employee Stock Ownership Plan			20,467	205	286,753			286,958
Issuance of common stock under Employee Stock Option Plan			114,190	1,142	1,310,629			1,311,771
Change in unrealized gains on marketable securities, net of deferred taxes							(13,694)	(13,694)
BALANCE AT DECEMBER 31, 2004	157,800	157,800	3,723,390	37,234	15,621,048	38,359,117	37,531	54,212,730
Net income						6,567,334		6,567,334
Dividends						(1,107,080)		(1,107,080)
Conversion of preferred stock to common stock	(157,800)	(157,800)	157,800	1,578	156,222			0
Issuance of common stock under Employee Stock Purchase Plan			10,733	107	197,728			197,835
Issuance of common stock to Employee Stock Ownership Plan			15,861	159	346,316			346,475
Issuance of common stock under Employee Stock Option Plan			76,174	762	822,488			823,250
Purchase and retirement of common stock			(1,169)	(12)	(4,976)	(24,924)		(29,912)
Change in unrealized gains on marketable securities, net of deferred taxes							435,068	435,068
BALANCE AT DECEMBER 31, 2005	—	$—	3,982,789	$39,828	$17,138,826	$43,794,447	$472,599	$61,445,700

See notes to consolidated financial statements.

HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Year Ended December 31
	2005	2004	2003
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$6,567,334	$4,644,383	$5,178,760
Adjustments to reconcile net income to net cash
provided by operating activities:
Depreciation and amortization	7,706,308	8,007,835	8,798,414
Minority stockholders’ interest in earnings of Alliance Telecommunications Corporation			976,023
Gain on split-up of Alliance Telecommunications Corporation			(348,505)
Gains on sales of cable television systems and other business		(85,271)	(1,080,723)
Income from Midwest Wireless Holdings LLC	(4,681,888)	(2,765,887)	(2,533,703)
Income from other unconsolidated affiliates	(199,462)	(482,847)	(272,917)
Cash distributions from Midwest Wireless Holdings LLC	1,994,960	734,499	905,051
Cash distributions from other unconsolidated affiliates	196,595	277,630	239,544
Noncash patronage refunds	(43,587)	(207,951)	(192,669)
Noncash investment income	(59,137)	(46,920)
Changes in assets and liabilities net of effects of discontinued operations:
Accounts receivable	338,879	1,122,483	(259,394)
Materials, supplies and inventories	24,900	124,018	64,449
Other current assets	3,094	34,795	(64,130)
Accounts payable	(785,175)	514,753	(379,206)
Accrued expenses	283,943	(15,441)	547,399
Income taxes payable	1,001,243	(1,490,129)	1,361,111
Deferred investment tax credits	(702)	(5,659)	(18,555)
Deferred income taxes	(444,449)	52,924	1,058
Deferred compensation	52,988	50,874	30,558
Net cash provided by operating activities	11,955,844	10,464,089	12,952,565

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(4,997,969)	(4,182,687)	(3,912,756)
Decrease (increase) in construction fund	3,188,424	(704,611)	(2,577,844)
Proceeds from sales of cable television systems and other business		241,301	1,665,782
Investments in other unconsolidated affiliates		(45,510)	(23,191)
Purchases of other investments	(1,101,968)	(453,144)	(443,742)
Proceeds from other investments	772,370	476,036	1,538,423
Decrease (increase) in other assets	17,000	(17,000)	(130,696)
Cash effect of split-up of Alliance Telecommunications Corporation			(5,214,465)
Net cash used in investing activities	(2,122,143)	(4,685,615)	(9,098,489)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of notes payable and long-term debt	(6,953,622)	(6,523,531)	(32,517,635)
Proceeds from issuance of notes payable and long-term debt	2,500,680	2,892,833	32,810,607
Issuance of common stock	1,021,085	1,445,455	431,243
Cash dividends	(1,107,080)	(194,040)
Purchase of stock	(29,912)		(17,162)
Net cash provided by (used in) financing activities	(4,568,849)	(2,379,283)	707,053

NET INCREASE IN CASH AND CASH EQUIVALENTS	5,264,852	3,399,191	4,561,129

CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	19,980,506	16,581,315	12,020,186

CASH AND CASH EQUIVALENTS AT END OF YEAR	$25,245,358	$19,980,506	$16,581,315

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Interest paid	$3,120,718	$3,156,583	$4,338,703
Income taxes paid	3,829,704	4,318,608	3,491,394

See notes to consolidated financial statements.

HECTOR COMMUNICATIONS CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Description of business: Hector Communications Corporation owns a 100% interest in five local exchange telephone subsidiaries and one cable television subsidiary. The Company also owns a 100% interest in Alliance Telecommunications Corporation, which owns and operates four local exchange telephone companies. At December 31, 2005, the Company’s subsidiaries provided telephone service to 29,407 access lines in 28 rural communities in Minnesota, Wisconsin and North Dakota and cable television services to 7,923 subscribers in Minnesota. The Company is also an investor in partnerships and corporations providing wireless telephone and other telecommunications related services.

Prior to July 7, 2003 Alliance Telecommunications Corporation (“Alliance”) was 68% owned by Hector. Golden West Telecommunications Cooperative, Inc. (“Golden West”) of Wall, South Dakota and Alliance Communications Cooperative, Inc. (“ACCI”) of Garretson, South Dakota owned the remaining interests in Alliance. Effective July 7, 2003 Alliance was reorganized under Section 355 of the Internal Revenue Code (“the Split-Up Transactions’). In the Split-Up Transactions, Golden West exchanged its minority ownership interest in Alliance for all of the outstanding stock of Sioux Valley Telephone Company, its pro rata share of Alliance’s ownership interest in Midwest Wireless Holdings, LLC and certain other Alliance assets. ACCI exchanged its minority ownership interest in Alliance for all of the outstanding stock of Hills Telephone Company, its pro rata share of Alliance’s ownership interest in Midwest Wireless Holdings, LLC and certain other Alliance assets (Note 2).

Basis of presentation: Certain amounts in the 2004 and 2003 financial statements have been reclassified to conform to the 2005 financial statement presentation. These reclassifications had no effect on net income or stockholders’ equity as previously reported.

Principles of consolidation: The consolidated financial statements include the accounts of Hector Communications Corporation and its subsidiaries (“Hector” or the “Company”). All material intercompany transactions and accounts have been eliminated.

Regulatory accounting: Accounting practices prescribed by regulatory authorities have been considered in the preparation of the financial statements and formulation of accounting policies for telephone subsidiaries. These policies conform to accounting principles generally accepted in the United States of America as applied to regulated public utilities in accordance with Statement of Financial Accounting Standards No. 71, “Accounting for the Effects of Certain Types of Regulation” (SFAS 71).

Estimates: The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, and disclosure of contingent assets and liabilities at the balance sheet date, and the reported amounts of revenues and expenses during the reporting period. The estimates and assumptions used in the accompanying consolidated financial statements are based upon management’s evaluation of the relevant facts and circumstances as of the time of the financial statements. Actual results could differ from those estimates. The Company’s financial statements are also affected by depreciation rates prescribed by regulators, which may result in different depreciation rates than for an unregulated enterprise.

Revenue recognition: Revenues are recognized when earned, regardless of the period in which they are billed. Network access revenues are furnished in conjunction with interexchange carriers and are determined by cost separation studies and nationwide average schedules. Revenues include estimates pending finalization of cost studies. Network access revenues are based upon interstate tariffs filed with the Federal Communications Commission by the National Exchange Carriers Association and state tariffs filed with state regulatory agencies. Management believes recorded revenues are reasonable based on estimates of final cost separation studies, which are typically settled within two years.

Income taxes and investment tax credits: The provision for income taxes consists of an amount for taxes currently payable and a provision for tax consequences deferred to future periods. For financial statement purposes, deferred investment tax credits are being amortized as a reduction of the provision for income taxes over the estimated useful lives of the related property, plant and equipment.

Net income per share: Basic net income per common share is based on the weighted average number of common shares outstanding during each year. Diluted net income per common share takes into effect the dilutive effect of potential common shares outstanding. The Company’s potential common shares outstanding include preferred stock, stock options and warrants. The calculation of the Company’s net income per share is included in Exhibit 11 of this form 10-K.

Stock compensation: The Company has stock plans under which stock options, stock appreciation rights, restricted stock or deferred stock may be granted to officers, key employees and nonemployee directors. Employees may also participate in an employee stock purchase plan which allows them to purchase shares through payroll deductions on favorable terms. These plans are described more fully in Note 10. The Company has elected to apply APB Opinion No. 25, “Accounting for Stock Issued to Employees” for measurement and recognition of stock-based transactions with its employees and directors. If the Company had elected to recognize compensation cost for its stock-based transactions based on the fair value of the options method prescribed by SFAS No. 123 (see Note 10), net income and net income per share would have been as follows:

	2005	2004	2003
Net income as reported	$6,567,334	$4,644,383	$5,178,760
Less: Total stock-based employee compensation expense determined under the fair value method for all awards	(664,617)	(602,259)	(472,941)
Pro forma net income	$5,902,717	$4,042,124	$4,705,819

Basic net income per share:
As reported	$1.72	$1.28	$1.48
Pro forma	$1.54	$1.11	$1.35
Diluted net income per share:
As reported	$1.61	$1.17	$1.34
Pro forma	$1.45	$1.02	$1.25

Cash and cash equivalents: The Company considers temporary cash investments with an original maturity of three months or less to be cash equivalents. The Company places its cash investments with high credit quality financial institutions. The Company maintains its cash in bank deposit accounts. The account balances at times exceed the federally insured limits. The Company has not experienced losses in these accounts and does not believe they are exposed to any significant credit risk.

Accounts receivable: Receivables are stated at the amount the Company expects to collect from outstanding balances. The Company provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after the Company has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to the receivable accounts.

A significant portion of the Company’s revenues is received from long distance carriers in the telephone industry. Consequently, the Company is directly affected by the financial well-being of that industry. The credit risk associated with these accounts is minimized due to the large number of long distance carriers.

Materials, supplies and inventories: Materials, supplies and inventories are valued at the lower of average cost or market.

Property, plant and equipment: Property, plant and equipment is recorded at cost. Depreciation is computed using principally the straight-line method. Depreciation included in costs and expenses from continuing operations was $7,665,246, $7,966,772 and $7,828,067 for 2005, 2004 and 2003, respectively. Depreciation included in costs and expenses from discontinued operations for 2003 was $938,095. Maintenance and repairs are charged to operations and additions or improvements are capitalized. Items of property sold, retired or otherwise disposed of in the ordinary course of business are removed from assets and any gains or losses are included in accumulated depreciation.

Investments in unconsolidated affiliates: The Company is a co-investor with other rural ILECS in Midwest Wireless Holdings LLC (Note 5) and several other partnerships and limited liability corporations (Note 6). The Company’s percentage of ownership in these joint ventures ranges from 5% to 20%. The Company uses the equity method of accounting for these investments, which reflects original cost and recognition of the Company’s share of operating income or losses from the respective operations.

Other investments: The Company owns Rural Telephone Bank stock, CoBank stock, long-term certificates of deposit, and investments in the stock of other telecommunications service providers. Long-term investments in corporations that are not intended for resale or are not readily marketable and in which the Company does not exercise significant influence are valued using the cost method. The cost method requires the Company to periodically evaluate these investments for impairment and if impairment is found, reduce the investment’s valuation to its net realizable value. No impairment charges have been taken against these investments in the last three years.

Other assets: Other assets owned by the Company include cable television franchises, customer lists and other deferred charges. In accordance with SFAS 142, intangible assets determined to have an indefinite useful life are not amortized. Intangible assets with a determinable life are amortized over the useful life. Amortization included in expenses from continuing operations was $23,445, $23,444 and $23,444 for 2005, 2004 and 2003, respectively (Note 4).

Financial instruments: The Company has a long term investment in Rural Telephone Bank (“RTB”) stock. It is expected the RTB will be dissolved in 2006 and outstanding RTB stock will be redeemed at par value. At December 31, 2005 the par value of the Company’s RTB stock is $11,610,000 and the carrying value is $1,269,000.

The Company also has a long-term investment in units of Midwest Wireless Holdings, LLC. Midwest Wireless and Alltel Corporation (“Alltel”) have entered into a definitive agreement for Alltel to purchase Midwest Wireless. (U.S. Cellular Corporation has filed motions at the FCC and in Delaware State court contesting the definitive agreement.) The Company estimates its pretax share of the sale proceeds will be $64,900,000. Carrying value of the Company’s investment at December 31, 2005 is $18,067,000.

The fair value of the Company’s remaining financial instruments approximates carrying value except for long-term investments in other companies and long-term debt. Other long-term investments are not intended for resale and not readily marketable, thus a reasonable estimate of fair value is not practicable (except for investments in RTB stock and Midwest Wireless). The fair value of long-term debt (including the current portion) was $53,533,000 and $56,865,000 at December 31, 2005 and 2004, respectively. Fair values were estimated based on current rates offered to the Company for debt with similar terms and maturities.

New accounting principles: In December 2004, the FASB issued SFAS No. 123R, “Shared-Based Payment”. SFAS 123R requires all share-based payments to employees, including grants of employee stock options, to be valued at fair value on the date of grant and expensed over the applicable vesting period. Compensation expense for outstanding unvested awards will be measured based on the fair value of the awards as previously calculated developing the pro forma disclosures previously permitted under SFAS 123R. On April 14, 2005 the SEC issued a rule that changed the effective date of SFAS 123R for public companies to the first annual period or interim period in the first fiscal year beginning after June 15, 2005. The Company has chosen the modified prospective basis of the Black-Scholes option pricing model to calculate future stock compensation expense, using a fair value method as prescribed under SFAS 123R. The valuation of equity instruments underlying stock-based compensation and the period in which the related expense is recognized will be based on various assumptions including the estimated life of equity instruments, stock volatility, interest rates and vesting terms. The Company has assessed the impact of adopting SFAS 123R and determined that the disclosures made in Notes 1 and 10 of the Notes to Consolidated Financial Statements provide a reasonable expectation of future expense.

NOTE 2 - SPLIT-UP OF ALLIANCE TELECOMMUNICATIONS CORPORATION

Effective July 7, 2003, Alliance was reorganized under Section 355 of the Internal Revenue Code. As a result of the Split-Up Transactions, Golden West exchanged its 20% minority ownership interest in Alliance for all of the outstanding stock of Sioux Valley Telephone Company, which included a pro rata share of Alliance’s ownership interest in Midwest Wireless Holdings, LLC and certain other Alliance assets. ACCI exchanged its 12% minority ownership interest in Alliance for all of the outstanding stock of Hills Telephone Company, which included a pro rata share of Alliance’s ownership interest in Midwest Wireless Holdings, LLC and certain other Alliance assets. Hector became the 100% owner of all the remaining Alliance operations and assets. The Company’s operating results have been restated to separately reflect the continuing and discontinued Alliance operations. Operating results for the discontinued operations in the 2003 period were as follows:

Six Months Ended June 30, 2003
Revenues	$4,750,877
Operating costs and expenses	2,919,858
Operating income	1,831,019

Other income and (expenses):
Interest expense	(680,059)
Interest and dividend income	45,911
Income from investments in unconsolidated affilates:
Midwest Wireless Holdings, LLC	385,259
Other unconsolidated affiliates	176,618
Other expense, net	(72,271)

Income before income taxes and minority interest	1,758,748

Income tax expense	770,000
Income before minority interest	988,748

Minority interest in discontinued operations of Alliance Telecommunications Corporation	(316,399)
Gain on split-up of Alliane Telecommunications Corporation, net of income taxes	209,505
Income from discontinued operations	$881,854

The Company accounted for this transaction using the purchase method. The Company recognized a gain on the transaction to the extent that the fair value of the assets transferred to Golden West and ACCI exceeded book value. The gain was recorded as follows:

Fair value of the Company’s 68% ownership interest in assets and liabilities transferred to Golden West and ACCI in Split-Up Transactions	$12,351,908
Less: Recorded value of assets and liabilities transferred to Golden West and ACCI in Split-Up Transactions	(12,003,403)
Gain on disposal before income taxes	348,505
Deferred income tax expense	(139,000)
Net gain	$209,505

NOTE 3 - PROPERTY, PLANT AND EQUIPMENT

The cost of property, plant and equipment and the estimated useful lives are as follows:

	Estimated useful life	December 31
		2005	2004
Land		$447,638	$447,638
Buildings	5-40 years	5,707,743	5,633,898
Machinery and equipment	3-15 years	4,173,175	4,126,976
Furniture and fixtures	5-10 years	1,220,775	1,205,834
Telephone plant	5-33 years	85,974,219	81,948,811
Cable television plant	10-15 years	7,597,515	7,306,199
Construction in progress		199,910	252,155
		105,320,975	100,921,511
Less accumulated depreciation		67,939,405	60,881,018
		$37,381,570	$40,040,493

NOTE 4 - GOODWILL AND INTANGIBLE ASSETS

The Company accounts for goodwill and other intangible assets under SFAS No. 142, “Goodwill and Other Intangible Assets”. Under the provisions of this accounting standard, goodwill and intangible assets with indefinite useful lives are no longer amortized but are instead tested for impairment on at least an annual basis and when changes in circumstances indicate that the value of goodwill may be below its carrying value.

The Company performed its most recent annual impairment test of goodwill during the third quarter of 2005. The determined fair value of the reporting units was sufficient to pass the first step impairment test, and no impairment was recorded. Changes in the Company’s goodwill by segment are as follows:

	POTS	Other Services	Consolidated
Balance December 31, 2002	$46,768,996	$2,305,997	$49,074,993
Cable television system sales		(970,673)	(970,673)
Split-up of Alliance Telecommunications Corporation:
Goodwill included in discontinued operations	(13,315,447)		(13,315,447)
Eliminate previously recorded goodwill related to the minority interest acquired	(11,005,952)		(11,005,952)
Excess fair value allocated to goodwill in acquisition of minority interest	7,909,006		7,909,006
Balance December 31, 2003	30,356,603	1,335,324	31,691,927
Reduction in goodwill recorded following completion of minority interest acquisition appraisal	(770,833)		(770,883)
Balance December 31, 2004	29,585,770	1,335,324	30,921,094
Balance December 31, 2005	$29,585,770	$1,335,324	$30,921,094

The Company’s other intangible assets consist of deferred loan origination fees, cable television franchises and internet customer lists. Amortization expense for the next five years is estimated as follows: 2006 - $40,600, 2007 - $31,000, 2008 - $17,600, 2009 - $17,600, 2010 - $17,600.

Changes in the Company’s intangible assets and other assets are as follows:

	Intangible Assets	Other Assets	Consolidated
Balance December 31, 2002	$106,751	$304,748	$411,499
Additions	167,845		167,845
Disposals		(14,993)	(14,993)
Amortization	(32,052)		(32,052)
Distributed in Alliance split-up		(122,635)	(122,635)
Balance December 31, 2003	242,544	167,120	409,664
Additions	17,000		17,000
Amortization	(41,063)		(41,063)
Disposals		(3,279)	(3,279)
Balance December 31, 2004	218,481	163,841	382,322
Amortization	(41,062)		(41,062)
Disposals	(17,000)	(8,354)	(25,354)
Balance December 31, 2005	$160,419	$155,487	$315,906

NOTE 5 - MIDWEST WIRELESS HOLDINGS LLC

At December 31, 2005 the Company owned 8.0% of Midwest Wireless Holdings LLC, which provides cellular service to rural service areas in Minnesota, Wisconsin and Iowa and the Rochester, Minnesota MSA. The Company’s ownership is recorded on the equity method of accounting, which reflects original cost and recognition of the Company’s share of income or losses. The excess of cost over the Company’s share of equity in Midwest Wireless at the time of acquisition was $5,595,000 at December 31, 2005. At December 31, 2005, the Company’s cumulative share of income from Midwest Wireless was $18,140,000, of which $11,186,000 was undistributed. Midwest Wireless has loan agreements with the Rural Telephone Finance Cooperative (“RTFC”) that place restrictions on distributions to members.

On November 17, 2005 Midwest Wireless and Alltel Corporation (“Alltel”) entered into a definitive agreement for Alltel to purchase Midwest Wireless. Compensation paid by Alltel would total $1.075 billion, including payments to Midwest Wireless shareholders, payments to minority interest holders in certain Midwest properties and assumption of Midwest Wireless’ outstanding debt. The Company estimates its pretax share of the proceeds will be $64,900,000. U.S. Cellular Corporation has initiated proceedings at the FCC and in Delaware State court contesting the definitive agreement. Midwest Wireless expects to close the transaction in 2006, subject to settlement of U.S. Cellular’s claims, satisfaction of customary conditions and receipt of regulatory approvals.

Summarized audited financial information for Midwest Wireless for 2005, 2004 and 2003 is as follows:

	Year Ended December 31
	2005	2004	2003
Current assets	$33,104,932	$27,685,169	$22,017,707
Noncurrent assets	362,172,494	366,455,303	360,331,919
Current liabilities	40,753,598	54,760,003	42,224,377
Noncurrent liabilities	120,351,115	142,767,502	172,862,375
Minority interest	19,146,185	14,919,971	11,617,812
Members’ equity	215,026,528	181,692,996	155,645,062
Revenues	264,013,168	220,679,372	179,563,840
Operating income	73,851,914	44,700,128	38,208,082
Net income	58,232,113	35,215,044	26,695,403

NOTE 6 - INVESTMENTS IN UNCONSOLIDATED AFFILIATES

The Company is a co-investor with other rural ILECS in several other partnerships and limited liability corporations. These joint ventures make it possible to offer certain services to customers, including directory services, centralized switching or fiber optic transport of messaging, that the Company could not afford to offer on its own. These joint ventures also make it possible to invest in new technologies with a lower level of financial risk. The Company recognizes income and losses from these investments on the equity method of accounting. The following table summarizes the Company’s ownership percentage, current investment and income or loss from these investments in 2005, 2004 and 2003:

	Ownership Interest	Book Value at December 31		Income (Loss) on Investment
		2005	2004	2005	2004	2003
Broadband Visions	16.7%	$644,845	$673,425	$(28,580)	$(10,548)	$(14,182)
Communications Mgmt Grp	6.5%	251,456	232,215	19,241	35,915	20,058
Desktop Media	17.0%	144,792	152,938	(3,146)		(167,036)
Independent Pinnacle	7.9%	530,371	471,892	82,012	235,743
Northern Transport Group	20.0%	131,236	234,699	(103,463)	(79,880)	(38,860)
NW Minnesota Spec Access	5.3%	34,606	47,396	17,210	19,671	19,113
South Central Switching						1,894
702 Communications	18.1%	1,376,101	1,289,003	205,160	270,980	236,813
West Central Transport	5.0%	194,186	203,158	11,028	10,966	38,499
		$3,307,593	$3,304,726	$199,462	$482,847	$96,299

NOTE 7 - MARKETABLE SECURITIES AND GAINS ON SALES OF INVESTMENTS

Marketable securities consist principally of equity securities of other telecommunications companies. The Company’s marketable securities portfolio was classified as available-for-sale at December 31, 2005 and December 31, 2004. The cost and fair values of available-for-sale investment securities were as follows:

	Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
December 31, 2005	$1,102,009	$844,188	$(56,522)	$1,889,675
December 31, 2004	$447,483	$79,586	$(17,035)	$510,034

Net unrealized gains on marketable securities, net of related deferred taxes, are included in stockholders’ equity as accumulated other comprehensive income at December 31, 2005 and 2004 as follows:

	Net Unrealized Gains	Deferred Income Taxes	Accumulated Comprehensive Income
December 31, 2005	$787,666	$(315,067)	$472,599
December 31, 2004	$62,551	$(25,020)	$37,531

These amounts have no cash effect and are not included in the statement of cash flows.

NOTE 8 - INCOME TAXES

Before completion of the split-up of Alliance Telecommunications Corporation, Hector Communications Corporation and its wholly owned subsidiaries filed a consolidated tax return separate from the consolidated return for Alliance and its subsidiaries. Since the split-up date all subsidiary companies are included in Hector’s consolidated return. Income tax expenses (benefits) from continuing operations on the last three years were:

	Year Ended December 31
	2005	2004	2003
Currently payable taxes:
Federal	$3,950,000	$2,318,000	$2,434,000
State	1,060,000	884,000	1,039,000
	5,010,000	3,202,000	3,473,000

Deferred income taxes (benefit)	(644,000)	53,000	(138,000)
Deferred investment tax credits	(1,000)	(5,000)	(19,000)
	$4,365,000	$3,250,000	$3,316,000

Deferred tax assets and liabilities as of December 31 related to the following:

	2005	2004
Deferred tax liabilities:
Accelerated depreciation	$3,948,152	$4,893,554
Partnership and LLC investments	1,721,000	1,798,000
Marketable securities	315,000	25,000
Other	163,000	188,000
	6,147,152	6,904,544
Deferred tax assets:
Deferred compensation	330,000	292,000
Intangibles	77,000	127,000
Accrued expenses	271,000	245,000
Bad debts	11,000	406,000
Other	152,000	374,000
	841,000	1,444,000
Net deferred tax liability	$5,306,152	$5,460,554

The provision for income taxes varied from the federal statutory tax rate as follows:

	Year Ended December 31
	2005	2004	2003
Tax at U.S. statutory rate	35.0%	35.0%	35.0%
Surtax exemption	(1.0)	(1.0)	(.9)
State income taxes, net of federal benefit	6.1	7.1	6.2
Investment tax credits	—	—	(.2)
Other	(.2)	.1	—
Effective tax rate	39.9%	41.2%	40.1%

NOTE 9 - NOTES PAYABLE AND LONG-TERM DEBT

	December 31
	2005	2004
Notes payable to CoBank by Hector Communications Corporation in quarterly installments, average interest rate of 6.9%, due 2006 to 2013	$20,625,000	$23,375,000
Rural Utilities Service (“RUS”) and Rural Telephone Bank (“RTB”) mortgage notes, payable by telephone company subsidiaries in monthly and quarterly installments, average rate of 5.0%, due 2006 to 2028	35,358,538	36,915,059
Notes payable to former owners of Felton Telephone Company by Hector Communications Corporation in monthly installments, interest rate of 8.25%, due 2005		146,421
	55,983,538	60,436,480
Less current portion	6,527,400	6,352,000
	$49,456,138	$54,084,480

The Rural Utilities Service (RUS) and the Rural Telephone Bank (RTB) are the Company’s primary sources of long-term financing for additions to telephone plant and equipment. The RUS has made long-term, low-interest loans to telephone companies since 1949 for the purpose of improving telephone service in rural areas. The RUS is authorized to make hardship loans at a 5% interest rate and cost-of-money loans at a rate reflecting the government’s cost of money for a like term. The RTB advances funds at the average U.S. government cost-of-money for the year for like maturities. In some cases RTB loans are made concurrently with RUS loans.

Substantially all of the telephone plant of the LEC subsidiaries is pledged or is subject to mortgages to secure obligations to the RUS and RTB. At December 31, 2005, the Company’s local exchange carrier subsidiaries had unadvanced loan commitments under the RUS and RTB programs aggregating approximately $57,615,000. These loan funds can be drawn down to finance RUS and RTB approved capital additions in future years.

As a condition of maintaining the Company’s loan with CoBank, the Company owns stock in the bank. At December 31, 2005, investment in CoBank stock was $2,739,000.

CoBank is a cooperative, owned and controlled by its customers. Each customer borrowing from the bank on a patronage basis shares in the bank’s net income through payment of patronage refunds. Patronage refunds included in continuing operations were $218,000, $245,000 and $219,000 in 2005, 2004 and 2003, respectively. Approximately 50% of patronage refunds are received in cash, with the balance in stock in the bank. The accrued patronage refund is reflected in the Company’s operating statement as a reduction of interest expense. The Company cannot predict what patronage refunds might be in future years.

Pledges of the parent company assets and the stock of the Company’s subsidiaries secure CoBank’s loan. Interest rates on long-term portions of the loan are fixed through 2007, while the non-fixed portion floats at short-term market rates. The average rate on the total loan was approximately 6.9% at December 31, 2005. Principal payments are made quarterly and will continue until April 2013.

The amount of dividends on common stock that may be paid by the subsidiaries to the Company is limited by certain financial covenants set forth in the RUS, RTB and CoBank mortgages. At December 31, 2005, $20,804,000 of subsidiaries’ retained earnings was available for dividend payments to Hector. At December 31, 2005, $42,152,000 of Hector’s retained earnings was not available to pay dividends to shareholders due to restrictions in the debt agreements.

The Company is continuing its construction program to upgrade its telephone and cable television properties. Planned expenditures for Hector and Alliance properties in 2006 are $4,234,000. The Company intends to use RUS and RTB loan funds to help finance these projects. Loan funds received are deposited in construction fund accounts and disbursements are restricted, subject to RUS approval, to construction costs authorized by the loan agreements.

Until July 7, 2003 the Company had a term loan and a $5,000,000 revolving line of credit from Rural Telephone Finance Cooperative (“RTFC”). Part of the proceeds of the Company’s term loan from CoBank was used to repay the RTFC loan and terminate the revolving line of credit.

The annual requirements for principal payments on notes payable and long-term debt are as follows:

2006	$6,527,400
2007	6,312,400
2008	6,409,100
2009	6,584,800
2010	6,852,500

NOTE 10 - STOCKHOLDERS’ EQUITY

Preferred stock is entitled to share ratably with common shareholders in any dividends or distributions paid by the Company, but are not entitled to any dividend distribution separate from common shareholders. Preferred shareholders have no voting rights. Each share of preferred stock is convertible into one share of common stock.

Common shares are reserved for issuance in connection with stock option plans under which 1,100,000 shares may be issued pursuant to stock options, stock appreciation rights, restricted stock or deferred stock granted to officers and key employees. Exercise prices of stock options under the plan cannot be less than fair market value of the stock on the date of grant. Rules and conditions governing awards of stock options, stock appreciation rights and restricted or deferred stock are determined by the Compensation Committee of the Board of Directors, subject to certain limitations incorporated into the plan. Another provision of the plans automatically grants 3,000 shares of nonqualified stock options per year to each nonemployee director. Options issued under this provision have a ten-year term and an exercise price not less than fair market value at date of grant. At December 31, 2005, 109,333 shares were available to be issued under the plans. Changes in outstanding employee and director stock options during the three years ended December 31, 2005 are as follows:

	Number of shares	Average exercise price per share
Outstanding at December 31, 2002	446,175	$11.28
Granted	115,850	12.18
Exercised	(67,125)	10.22
Canceled	(23,583)	11.86
Outstanding at December 31, 2003	471,317	11.62
Granted	123,850	18.63
Exercised	(140,800)	10.83
Canceled	(2,800)	10.61
Outstanding at December 31, 2004	451,567	13.80
Granted	51,750	22.48
Exercised	(107,525)	12.48
Canceled	(9,200)	16.01
Outstanding at December 31, 2005	386,592	$15.27

The Company receives an income tax benefit related to the gains received by employees who make disqualifying dispositions of stock received on exercise of qualified incentive stock options. The amount of tax benefit received by the Company was $179,000, $247,000 and $23,000 in 2005, 2004 and 2003 respectively. The tax benefit amounts have been credited to additional paid-in capital.

Options issued to officers and key employees are subject to vesting. Options issued in 2005 vested and became exercisable six months from the date of issue. Options issued prior to 2005 are vested and become exercisable one-third at the date of issue, one-third one year from date of issue and one-third two years from date of issue. At December 31, 2005, 356,000 stock options are currently exercisable at an average price of $15.00 per share. The following table summarizes the status of stock options outstanding at December 31, 2005:

Range of Exercise Prices			Shares	Weighted Average Remaining Option Life	Weighted Average Exercise Price
$7.25	to	$9.99	3,000	1.0 years	$8.08
$10.00	to	$12.00	115,492	1.8 years	11.17
$12.01	to	$15.00	111,550	3.1 years	13.30
$15.01	to	$20.00	95,900	4.2 years	18.49
$20.01	to	$24.31	60,650	5.5 years	21.96

100,000 shares are reserved for issuance under the 2003 Employee Stock Purchase Plan (“ESPP”). Under terms of the plan, eligible employees may acquire shares of common stock through payroll deductions of not more than 10% of compensation. The price of shares purchased by the employees is 85% of the lower of fair market value for such shares on one of two specified dates in each plan year. A participant is limited to the acquisition in any plan year to the number of shares which their payroll deductions for the year would purchase based on the market price on the first day of the year or $25,000, whichever is less. Shares issued to employees under the plan were 10,733 and 10,951 in 2005 and 2004 respectively. Shares issued to employees under the 1990 Employee Stock Purchase Plan in 2003 were 15,685. There were no employee subscriptions for additional shares outstanding at December 31, 2005.

The Company has adopted the disclosure provisions of SFAS No. 123, “Accounting for Stock-Based Compensation”, but applies APB Opinion No. 25, “Accounting for Stock Issued to Employees” for measurement and recognition of stock-based transactions with its employees. If the Company had elected to recognize compensation cost for its stock based transactions using the method prescribed by SFAS No. 123, net income and earnings per share would have been as follows:

	Year Ended December 31
	2005	2004	2003
Net income	$5,902,717	$4,042,124	$4,705,819
Basic net income per share	$1.54	$1.11	$1.35
Diluted net income per share	$1.45	$1.02	$1.25

The fair value of the Company’s stock options and Employee Stock Purchase Plan transactions used to compute pro forma net income and net income per share disclosures is the estimated present value at grant date using the Black-Scholes option-pricing model. The following table displays the assumptions used in the model:

	Year Ended December 31
	2005	2004	2003
Expected volatility	31.7%	28.8%	29.6%
Risk free interest rate	4.2%	2.9%	2.9%
Expected holding period – employees	4 years	4 years	4 years
Expected holding period – directors	7 years	7 years	7 years
Dividend yield	.9%	0%	0%

Pro forma stock-based compensation cost was $664,617, $602,259 and $472,941 in 2005, 2004 and 2003, respectively. Fair value of all options issued was $380,593, $712,191 and $453,450 in 2005, 2004 and 2003, respectively.

Hector paid cash dividends totaling $.28 and $.05 per share on its common stock and preferred stock in 2005 and 2004 respectively. The amount and timing of future dividends will be determined at the discretion of the Board of Directors. Hector has no obligation to pay dividends on its preferred stock except that preferred stock receives the same per share dividend as common stock.

The Company’s Board of Directors has authorized the purchase and retirement, from time to time, of shares of the Company’s stock on the open market, or in private transactions consistent with overall market and financial conditions. The Company purchased and retired 1,169 and 1,106 shares in 2005 and 2003 respectively. No shares were repurchased in 2004. Cost of the repurchased shares was $30,000 and $17,000 in 2005 and 2003 respectively. At December 31, 2005, 213,800 shares could be repurchased under outstanding Board authorizations.

Effective August 1, 1990, the Board of Directors adopted an employee stock ownership plan (“ESOP”). Contributions to the ESOP are determined by the Board on an annual basis and can be made in cash or by issuing shares of the Company’s common stock. ESOP expense reflects the market value of company stock contributed to the accounts of eligible employees at the time of the contribution. ESOP expense was $307,600, $328,100 and $284,600 for 2005, 2004 and 2003, respectively. At December 31, 2005, the ESOP held 112,460 shares of the Company’s common stock, all of which had been allocated to the accounts of participating employees. An additional 10,220 shares of common stock, representing the Company’s 2005 contribution, were issued to the plan in March 2006. All eligible employees of Hector Communications Corporation and its subsidiaries participate in the plan after completing one year of service. Contributions are allocated to each participant based on compensation and vest 30% after three years of service and incrementally thereafter, with full vesting after seven years.

In 1999 the Board of Directors adopted a shareholders’ rights plan. Under the plan, the Board of Directors declared a distribution of one right per share of common stock. Each right entitles the holder to purchase 1/100th of a share of a new series of Junior Participating Preferred Stock of the Company at an initial exercise price of $65. The rights expire on July 27, 2009. The rights will become exercisable only following the acquisition by a person or group, without the prior consent of the Board of Directors, of 15% or more of the Company’s voting stock, or following the announcement of a tender offer or exchange offer to acquire an interest of 15% or more. If the rights become exercisable, each rightholder will be entitled to purchase, at the exercise price, common stock with a market value equal to twice the exercise price. Should the Company be acquired, each right would entitle the holder to purchase, at the exercise price, common stock of the acquiring company with a market value equal to twice the exercise price. Any rights owned by the acquiring person or group would become void.

NOTE 11 - EMPLOYEE BENEFIT PLANS

The Company has 401(k) savings plans for its employees. Employees who meet certain age and service requirements may contribute up to 15% of their salaries to the plan on a pretax basis. The Company matches a portion of employee contributions. Contributions to the plan by the Company’s continuing operations for 2005, 2004 and 2003 were approximately $156,000, $159,000 and $166,000 respectively.

Alliance had a deferred compensation agreement with two former officers of Ollig Utilities, Inc. Under the agreement, the salaries of these officers were continued after their retirement based on a formula stated in the agreement. Under the terms of the split-up agreement, the Company is responsible for 68% of the remaining deferred compensation, Golden West is responsible for 20% and ACCI is responsible for 12%. Deferred compensation expense included in continuing operations was $120,000, $116,000 and $98,000 in 2005, 2004 and 2003 respectively. Payments made under the agreement by the Company’s continuing operations were $67,000, $65,000 and $63,000 in 2005, 2004 and 2003 respectively.

NOTE 12 - TRANSACTIONS WITH AFFILIATES

Transactions between the Company and Communications Systems, Inc. (CSI), the Company’s former parent, are based on a distribution agreement, which provides for the Company’s use of certain of CSI’s staff and facilities, with related costs paid by the Company. Services provided by CSI aggregated approximately $241,000, $293,000 and $208,000 in 2005, 2004 and 2003 respectively. Intercompany accounts with CSI are handled on an open account basis. Outstanding amounts payable to CSI were $51,000 and $217,000 at December 31, 2005 and 2004, respectively.

The Company receives and provides services to various partnerships and limited liability corporations in which it is a minority investor. Services received include transport, directory services, centralized equal access and digital television signals. Services provided include commissioned sales, transport, accounting and management. Revenues from transactions with these affiliates were $1,469,000, $1,533,000 and $1,676,000 in 2005, 2004 and 2003 respectively. Expenses from transactions with the affiliates were $1,020,000, $980,000 and $1,276,000 in 2005, 2004 and 2003 respectively.

Costs of services the Company receives from affiliated parties may not be indicative of the costs of such services had they been obtained from different parties.

NOTE 13 - SEGMENT INFORMATION

The Company’s segment information is presented on a product line basis. The majority of the Company’s operations consist of providing basic telephone services (often referred to as “plain old telephone service” or “POTS”) to residential and business customers within its service territories. POTS revenues consist mainly of fees for local service which are billed directly to customers and access revenues which are received for intrastate and interstate exchange services provided to long distance carriers. POTS revenues are subject to regulation by a number of state and federal government agencies.

The Company also provides a number of nonregulated telecommunications services to customers. These services include cable television or video service, internet access services, lease of fiber optic transport facilities, billing and collection services to long distance carriers, telephone directory services and equipment rental. The Company also makes retail sales of consumer telecommunications equipment and sells wireless telephone services on a commission basis.

No single customer accounted for a material portion of the Company’s revenues in any of the last three years. Segment information presents only continuing operations except where noted:

	POTS	Other Services	Consolidated
Year Ended December 31, 2005

Revenues	$21,963,150	$10,410,325	$32,373,475
Costs and expenses	16,361,143	8,022,619	24,383,762
Operating income	$5,602,007	$2,387,706	$7,989,713

Depreciation and amortization:
Charged to operations	$6,116,020	$1,572,671	$7,688,691
Charged to interest expense		17,617	17,617
	$6,116,020	$1,590,288	$7,706,308

Total assets	$90,447,583	$37,306,708	$127,754,291

Capital expenditures	$4,260,960	$737,009	$4,997,969

Year Ended December 31, 2004

Revenues	$21,524,422	$10,045,348	$31,569,770
Costs and expenses	16,245,236	8,342,354	24,587,590
Operating income	$5,279,186	$1,702,994	$6,982,180

Depreciation and amortization:
Charged to operations	$6,275,688	$1,714,528	$7,990,216
Charged to interest expense		17,618	17,618
	$6,275,688	$1,732,146	$8,007,834

Total assets	$93,816,150	$31,106,693	$124,922,843

Capital expenditures	$3,371,071	$811,616	$4,182,687

	POTS	Other Services	Consolidated
Year Ended December 31, 2003

Revenues from continuing operations	$22,192,492	$10,129,936	$32,322,428
Costs and expenses	15,897,022	8,468,760	24,365,782
Operating income from continuing operations	6,295,470	1,661,176	7,956,646

Depreciation and amortization:
Charged to operations	$6,178,096	$1,673,415	$7,851,511
Charged to interest expense		8,808	8,808
	$6,178,096	$1,682,223	$7,860,319
Discontinued operations			938,095
			$8,798,414

Total assets	$92,086,084	$30,973,271	$123,059,355

Capital expenditures	$2,926,738	$729,123	$3,655,861
Discontinued operations			256,895
			$3,912,756

NOTE 14 - SALES OF CABLE TELEVISION SYSTEMS AND OTHER BUSINESS

In 2004 the Company sold the assets of Hastad Engineering Company to Finley Engineering Company. Proceeds from the sale totaled $48,390 and the Company recorded a gain of $12,805. Effective June 30, 2004 the Company sold the assets of the cable television system serving Hudson Township, WI to Baldwin Telecom Inc. for $193,000 of cash and a note receivable of $395,000. The Company recorded a gain on the sale of $72,466.

Alliance completed sales of two groups of cable television systems during 2003. Alliance sold four systems in rural North Dakota serving 930 subscribers to MLGC, LLC for $200,000 of cash and a note receivable of $650,000. Alliance sold systems serving 1,150 subscribers in three communities surrounding the Fargo, ND – Moorhead, MN area to Cable One, Inc. for $1,545,000 of cash. Effect of the asset sales was as follows:

Sales Price	$2,395,032
Less: Property, plant and equipment (net)	(343,636)
Less: Intangible assets (goodwill)	(970,673)
Gain on sale of cable assets	$1,080,723

NOTE 15 - COMMITMENTS AND CONTINGENCIES

The Company has entered into employment agreements or change in control agreements with officers and key employees of the Company. The agreements provide for severance payments in the event of a change in control of the Company and employment termination for reasons other than cause.

NOTE 16 - PENDING TRANSACTIONS

In 2005, the Board of Directors of the RTB approved resolutions to liquidate the bank and redeem the stock. Congress removed legal restrictions on the redemption of RTB stock in 2005. It is expected the RTB will be dissolved in 2006 and outstanding RTB stock will be redeemed at par value. At December 31, 2005 the par value of the Company’s RTB stock is $11,610,000 and the carrying value is $1,269,000.